                                                                   Exhibit 10.29
                                 PROMISSORY NOTE

$200,000.00                                                        July 21, 2000

         FOR VALUE RECEIVED, the undersigned (hereinafter collectively referred to as the "Maker"), promises to pay to the order of St. Mary Land &
Exploration Company (hereinafter referred to as the "Holder," which term shall include any subsequent holder of this Note), at 1776 Lincoln Street, Denver,
Colorado 80203 (or at such other place as the Holder shall designate in writing), in lawful money of the United States of America, the principal sum of
TWO HUNDRED THOUSAND DOLLARS ($200,000.00), with no interest if paid when due.
This Note shall be due and payable in full on the earlier of:

        (a)   Within 30 days following the date Maker ceases to be employed by
              St. Mary Land & Exploration Company; or

        (b)   July 15, 2005.

         This Note is secured by a Deed of Trust of even date encumbering property legally described as Lots 28 and 29, Block 10, Iliffs University
Addition, Denver County, Colorado (the "Property").

         At the option of the Holder, the payment of all principal and interest due in accordance with the terms of this Note will be accelerated, and such principal and interest shall be immediately due and payable without notice or demand upon:

        (a)   default in the timely payment of any amount due hereunder or any part thereof;

        (b)   breach or violation by the Maker of any agreement or covenant contained in any mortgage or deed of trust or any other
              agreement securing, evidencing or relating to the indebtedness evidenced by this Note; or

        (c)   Maker's making an assignment for the benefit of creditors or admitting in writing any inability to pay its debts as they become due or filing a voluntary petition in bankruptcy or being adjudicated a bankrupt or insolvent or filing any
              petition or answer seeking any arrangement, composition,
              adjustment, liquidation, dissolution or similar relief to
              which it may be entitled or filing any answer admitting the material allegations of any petition filed against it in any such proceedings or seeking or consenting to or acquiescing in the appointment of any trustee, receiver or liquidator of all or a substantial part of its properties or assets.

         Maker represents and warrants that the proceeds of the loan evidenced by this Note will be used solely for the purchase of the Property, and that the
Property will be a new principal residence of the employee.

         After maturity or after any default by Maker hereunder or after acceleration, the principal amount outstanding and any and all accrued but unpaid interest and any and all accrued and unpaid costs and attorneys' fees shall thereafter bear interest at the rate of 15% per annum.

         No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or any other right under this
Note. A waiver on one occasion shall not be construed as a bar to or waiver of any such right or remedy on any future occasion.

         Maker expressly grants to the Holder the right to release or to agree not to sue any other person or to suspend the right to enforce this Note against such other person or to otherwise discharge such person, and Maker agrees that the exercise of such rights by the Holder will have no effect upon the liability of any other person primarily or secondarily liable hereunder. Maker waives presentment, protest, notice of dishonor, diligence in collection, and all duty or obligation of the Holder, if any, to perfect, protect, retain or enforce any security for the payment of this Note or to proceed against any collateral before otherwise enforcing this Note. Maker expressly waives any right to complain and consents to any and all extensions of time and releases of collateral, with or without notice, and any and all extensions of time and releases of collateral will not discharge or affect any party's liability hereunder.

         This Note may be prepaid at any time without penalty or notice.

         Maker agrees to reimburse the Holder for any and all costs, including reasonable attorneys' fees, incurred to collect this Note or any installment if not paid when due, or to enforce any rights under any deed of trust or other documents relating to the indebtedness evidenced hereby. This Note shall be governed by and construed in accordance with the laws of the State of Colorado.

         All amounts received hereunder shall be credited first to costs, expenses and attorneys' fees; second to interest; and third to principal.

                                                /S/  ROBERT T. HANLEY
                                                --------------------------------
                                                Robert T. Hanley

                                       2

                                  July 21, 2000

St. Mary Land & Exploration Company
1776 Lincoln Street
Denver, CO 80203

          Re:      Relocation loan

Ladies and Gentlemen;

         This letter will confirm the terms upon which St. Mary Land and
Exploration Company (the "Company") is making a $200,000 loan to me for the purchase of a residence at 2483 South Clayton Street, Denver, Colorado (the
"Property") as a part of my relocation to Colorado.

         This letter will confirm the following:

          1.  The loan is being made to me on a non-transferable basis and is conditioned upon my continuing to be employed by the Company and my future performance of substantial services to the Company;

          2.  I certify that I expect itemized deductions for each year the loan is to be outstanding; and

          3.  The proceeds of the loan will be used only to purchase the
              Property, and the Property will be my new principal residence.

         I understand the Company is relying upon the terms of this letter in making the loan to me.

                                                     Sincerely,

                                                     /S/  ROBERT . HANLEY
                                                     Robert T. Hanley